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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  As independent auditors, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4, Amendment No. 3 of Cincinnati Milacron Inc. for the registration of the $115,000,000 Principal Amount of 8.375% Notes Due 2004, of our report dated December 10, 1993, relating to the combined financial statements of the Plastics Machinery Division of Klockner Ferromatik Desma GmbH, and to all references to our Firm included in or made a part of the Registration Statement.

                                     BDO Binder GmbH
                                     Wirtschaftsprufungsgesellschaft



                                    /s/ Dr. C. Raulon        /s/ J. Rolls

                                     Dr. C. Raulon               J. Rolls
                                    Wirtschaftsprufer         Certified Public
                                                                Accountant

Dusseldorf

July 7, 1994